Exhibit 4.5.1.3

Dated as of 24 July 2008

AMENDMENT AGREEMENT

in respect of a

Senior Bridge Facilities Agreement (in relation to Facilities A1, A2 and C) originally dated 21 December 2005 (as amended and restated on 21 March 2007 and further amended and restated on 21 December 2007)

among

HERTZ INTERNATIONAL, LTD.
as Parent

THE BORROWERS

THE GUARANTORS

HERTZ EUROPE LIMITED
as Coordinator

BNP PARIBAS

and

THE ROYAL BANK OF SCOTLAND PLC
as Mandated Lead Arrangers

CALYON
as Co-Arranger

BNP PARIBAS,
THE ROYAL BANK OF SCOTLAND PLC

and

CALYON
as Joint Bookrunners

BNP PARIBAS
as Facility Agent

BNP PARIBAS
as Security Agent

BNP PARIBAS
as Global Coordinator

THE FINANCIAL INSTITUTIONS
NAMED HEREIN
as Banks

5 Old Broad Street
London EC2N 1DW

THIS AGREEMENT is dated as of 24 July 2008 and made between:

(1)                                HERTZ INTERNATIONAL, LTD., a corporation incorporated under the laws of  the State of Delaware, having (as of the date hereof) its registered office at 225 Brae Boulevard, Park Ridge, New Jersey, 07657 (the “Parent”);

(2)                                THE COMPANIES listed in Part 2 of Schedule 1 (The Parties) as borrowers under the Senior Bridge Facilities Agreement (as defined below) (the “Borrowers”);

(3)                                THE COMPANIES listed in Part 3 of Schedule 1 (The Parties) as guarantors under the Senior Bridge Facilities Agreement (as defined below) (the “Guarantors”);

(4)                                HERTZ EUROPE LIMITED as Coordinator;

(5)                                BNP PARIBAS AND THE ROYAL BANK OF SCOTLAND PLC as mandated lead arrangers of the Facilities as defined in the Senior Bridge Facilities Agreement (each, a “Mandated Lead Arranger” and together, the “Mandated Lead Arrangers”);

(6)                                CALYON as co-arranger (the “Co-Arranger”);

(7)                                BNP PARIBAS, THE ROYAL BANK OF SCOTLAND PLC AND CALYON as joint bookrunners for the Facilities as defined in the Senior Bridge Facilities Agreement (together, the “Joint Bookrunners”);

(8)                                BNP PARIBAS as facility agent for the Banks (the “Facility Agent”);

(9)                                BNP PARIBAS as security agent and security trustee on behalf of the Finance Parties (the “Security Agent”);

(10)                         BNP PARIBAS as documentation agent and global coordinator for the Banks (the “Global Coordinator”); and

(11)                         THE FINANCIAL INSTITUTIONS listed in Part 1 of Schedule 1 (The Parties) as Banks (the “Banks”).

WHEREAS:

(A)                              This Agreement is supplemental to a senior bridge facilities agreement dated 21 December 2005 (as amended and restated on 21 March 2007 and further amended and restated on 21 December 2007) (the “Senior Bridge Facilities Agreement”) made between, among others, the Parent, the borrowers and guarantors named therein, the mandated lead arrangers named therein, the co-arranger named therein, the joint bookrunners named therein, BNP Paribas as facility agent, security agent, documentation agent and global coordinator and the financial institutions named therein as banks.

(B)                              The parties wish to amend the Senior Bridge Facilities Agreement on the terms and subject to the conditions set out in this Agreement.

(C)                              In accordance with Clause 44 (Amendments) of the Senior Bridge Facilities Agreement, the parties to this Agreement have agreed that the Senior Bridge Facilities Agreement shall be amended to the extent set out in this Agreement.

IT IS AGREED as follows:

1.                                     DEFINITIONS AND INTERPRETATION

1.1                                Definitions

In this Agreement:

“Effective Date” means 10:00 a.m., London time, on July 24, 2008.

1.2                                Incorporation of Defined Terms

(a)                                 Unless a contrary indication appears, a term defined in the Senior Bridge Facilities Agreement has the same meaning in this Agreement.

(b)                                The principles of interpretation set out in the Senior Bridge Facilities Agreement shall have effect as if set out in this Agreement.

1.3                                Third Party Rights

A person who is not party to this Agreement, other than the Obligors and the Finance Parties, has no right under the Contracts (Rights of Third Parties) Act 1999 to enforce any term of this Agreement.

2.                                     AMENDMENT TO THE SENIOR BRIDGE FACILITIES AGREEMENT

The Senior Bridge Facilities Agreement shall be amended as of the Effective Date in the manner set out in Schedule 2 (Amendments) to this Agreement.

3.                                     REPRESENTATIONS AND WARRANTIES

Each Obligor represents and warrants to each of the Finance Parties in respect to itself that:

(a)                                 all acts, conditions and things required to be done, fulfilled and performed (subject to applicable bankruptcy or insolvency laws or other similar laws affecting creditors’ rights or remedies generally and general principles of equity) in order (x) to enable it lawfully to enter into, exercise its rights under and perform and comply with the obligations (taken as a whole) expressed to be assumed by such Obligor in this Agreement, (y) to ensure that the obligations expressed to be assumed by such Obligor in this Agreement are legal, valid, binding and enforceable and (z) to make this Agreement admissible in evidence in its jurisdiction of organisation, in each case, have been done, fulfilled and performed, save in each case for any such act, condition or thing which the failure to do, fulfil or perform would not reasonably be expected to have a Material Adverse Effect;

(b)                                after giving effect to this Agreement, no Event of Default has occurred and is continuing (or would occur giving effect to this Agreement as of the Effective Date);

(c)                                 all necessary consents and approvals contemplated by this Agreement have been or, when required, will be obtained and there is no legal requirement of any governmental authority (including any requirement to make any declaration, filing or registration or to obtain any license or order) which is necessary to be met by it in connection with its execution, delivery or performance of this Agreement; and

(d)                                after giving effect to this Agreement, the Repeated Representations (as such term is defined in the Senior Bridge Facilities Agreement) other than those set out in Clause 19.6 (Financial Statements) of the Senior Bridge Facilities Agreement are hereby repeated as of the Effective Date by reference to the facts and circumstances existing on the Effective Date.

4.                                     CONTINUITY AND FURTHER ASSURANCE

4.1                                Designation as a Finance Document

In accordance with the definition of “Finance Documents” set forth in Clause 1.1 (Definitions) of the Senior Bridge Facilities Agreement, the Parent and the Facility Agent designate this Agreement as a Finance Document (as such term is defined in the Senior Bridge Facilities Agreement).

4.2                                Continuing Rights and Obligations

The provisions of the Senior Bridge Facilities Agreement shall, save as expressly amended by this Agreement, continue in full force.

4.3                                Further Assurance

Each Obligor shall, at the reasonable request of the Security Agent and at its own expense, do all such acts and things necessary or desirable to give effect to the amendments effected or to be effected pursuant to this Agreement.

5.                                     AMENDMENT COSTS AND EXPENSES

In accordance with the provisions of Clause 27.4 (Amendment Costs) of the Senior Bridge Facilities Agreement the Parent shall reimburse the Finance Parties for all reasonable out-of-pocket costs and expenses (including reasonable legal fees of a single counsel in each relevant jurisdiction) together with any VAT thereon (subject to Clause 14.7(c) (VAT) of the Senior Bridge Facilities Agreement) directly incurred by such person in connection with this Agreement.

6.                                     COUNTERPARTS

This Agreement may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

7.                                     GOVERNING LAW, NOTICES AND JURISDICTION

7.1                                This Agreement shall be governed by and construed in accordance with English law.

7.2                                The provisions of Clause 42 (Notices) and Clause 47 (Jurisdiction) of the Senior Bridge Facilities Agreement shall be incorporated into this Agreement as if set out in full in this Agreement and as if references in those clauses to “this Agreement” are references to this Agreement.

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SCHEDULE 1

THE  PARTIES

Part 1

The Banks

BNP Paribas

The Royal Bank of Scotland plc

CALYON

Indosuez Finance (UK) Limited

Part 2

The Borrowers

HA Funding Pty Limited (ACN 117 549 498)

Hertz France SAS

Equipole Finance Services SAS

Hertz Equipement France SAS

Hertz Autovermietung GmbH

Hertz Italiana S.p.A.

BNS Automobile Funding B.V.

Hertz AG

Part 3

The Guarantors

Hertz International, Ltd.

Hertz Australia Pty. Limited (ABN 31 004 407 087)

Hertz France SAS

Hertz Equipement France SAS

Equipole Finance Services SAS

Hertz Autovermietung GmbH

Hertz Italiana S.p.A.

BNS Automobile Funding B.V.

Stuurgroep Holland B.V.

Hertz de España S.A.

Hertz Alquiler de Maquinaria S.L.

Hertz AG

Hertz Europe Limited

SCHEDULE 2

AMENDMENTS

1.                                      In Clause 1.1 (Definitions):

(a)                                 the definition of “A Margin” shall be deleted and replaced with the following definition:

““A Margin” means, in relation to an A1 Advance (including any A1 Swingline Advance) or an A2 Advance (including any A2 Swingline Advance) made to any Borrower, as determined on the Relevant A Calculation Date, at any time on or after the Closing Date, the aggregate of:

(a)                                 0.75 per cent. per annum (in the case of any A1 Advance) and 1.50 per cent. per annum (in the case of any A2 Advance);

(b)                                0.25 per cent. per annum multiplied by the ratio (calculated as a percentage) of (A) the Net Book Value of such Borrower’s Core Country Fleet comprised of vehicles manufactured by a Vehicle Manufacturer rated B or B- by S&P or B2 or B3 by Moody’s (provided that if any Vehicle Manufacturer has different ratings from the Rating Agencies, the lowest such rating will apply) divided by (B) such Borrower’s Borrower Fleet NBV (in this definition, the “B Rated Fleet Spread”);

(c)                                 0.75 per cent. per annum multiplied by the ratio (calculated as a percentage) of (A) the Net Book Value of such Borrower’s Core Country Fleet comprised of vehicles manufactured by a non-rated Vehicle Manufacturer or a Vehicle Manufacturer rated below or equal to CCC+ by S&P or Caa1 by Moody’s (provided that if any Vehicle Manufacturer has different ratings from the Rating Agencies, the lowest such rating will apply (in this definition, the “C Rated Vehicles”)) to (B) such Borrower’s Borrower Fleet NBV; and

(d)                                the Step-Up Margin applicable to the relevant A Borrower provided that once variable rate funding notes (“VFNs”) have been issued, the Step-Up Margin shall cease to apply to any A Advance made to such A Borrower:

(i)                                    entering into or acceding to (as the context shall require) funding arrangements made available pursuant to the issuance of, inter alia, VFNs as part of the Take-Out Financing (such Borrower being a “Take-Out Financing Borrower”); or

(ii)                                 which is a party (as lessee and servicer) to certain leasing and servicing arrangements with  a Take-Out Financing Borrower,

in each case from the date the relevant A Borrower becomes a Take-Out Financing Borrower.”;

(b)                                the definition of “Authorised Risk Vehicle Percentage” shall be deleted and replaced with the following definition:

““Authorised Risk Vehicle Percentage” means, in relation to the A1 Borrowers and the A2 Borrowers taken together 75 per cent.”;

(c)                                 the definition of “Final Maturity Date” shall be deleted and replaced with the following definition:

““Final Maturity Date” means the date that is 5 years after the Closing Date save in respect of the A1 Swiss Franc Tranche and the A2 Swiss Franc Tranche, in relation to which it means  12 August 2008 and all references to the Final Maturity Date shall be construed accordingly.”;

and

(d)                                the definition of “Permitted Indebtedness” shall be amended by deleting “and” at the end of paragraph (w) and inserting a new paragraph (x) immediately thereafter as follows:

“(x)    any additional indebtedness of any Obligor which, when aggregated with indebtedness of all other Obligors incorporated in the same jurisdiction as that Obligor and incurred in reliance on this paragraph (x), does not exceed the amount (or its equivalent in other currencies) set out opposite the country in which that Obligor is incorporated in the table below:

Country	Additional Permitted Indebtedness (EUR)
Australia	19,000,000
France	48,000,000
Germany	52,000,000
Italy	43,000,000
The Netherlands	19,000,000

; and”

The current paragraph (x) shall be redesignated as paragraph “(y)”.

2.                                      Clause 4.1 (Utilisation Conditions) shall be amended by the deletion of the full stop at the end of paragraph (o) and the insertion of “; and” in its place and by the addition of  a new paragraph (p) immediately following paragraph (o) in the following terms:

“(p)                          in the case of an Advance to be made to a Borrower incorporated in Spain (a “Spanish Borrower”) (i) under the A1 Euro Tranche, immediately following the making of such Advance the aggregate outstanding amount of all Advances made to Spanish Borrowers under the A1 Euro Tranche would not be in excess of EUR 203,000,000; and (ii) under the A2 Euro Tranche, immediately following the making of such Advance the aggregate outstanding amount of all Advances made to Spanish Borrowers under the A2 Euro Tranche would not be in excess of EUR 29,000,000.”

SIGNATURES

THE PARENT

EXECUTED as a Deed by HERTZ INTERNATIONAL, LTD.		)
)
acting by	/s/ Jim McGill	)
and	/s/ Michel Taride	)

THE BORROWERS

EXECUTED as a Deed by HA FUNDING PTY LIMITED (ACN 117 549 498))
)
acting by	/s/ Jim McGill	)
and	/s/ Michel Taride	)

THE BORROWERS

EXECUTED as a Deed by HERTZ FRANCE SAS		)
)
acting by	/s/ Jim McGill	)
and	/s/ Michel Taride	)

THE BORROWERS

EXECUTED as a Deed by EQUIPOLE FINANCE SERVICES SAS		)
)
acting by	/s/ Jim McGill	)
and	/s/ Michel Taride	)

THE BORROWERS

EXECUTED as a Deed by HERTZ EQUIPEMENT FRANCE SAS		)
)
acting by	/s/ Jim McGill	)
and	/s/ Michel Taride	)

THE BORROWERS

EXECUTED as a Deed by HERTZ AUTOVERMIETUNG GMBH		)
)
acting by	/s/ Jim McGill	)
and	/s/ Michel Taride	)

THE BORROWERS

EXECUTED as a Deed by HERTZ ITALIANA S.P.A.		)
)
acting by	/s/ Jim McGill	)
and	/s/ Michel Taride	)

THE BORROWERS

EXECUTED as a Deed by BNS AUTOMOBILE FUNDING B.V.		)
)
acting by	/s/ Jim McGill	)
and	/s/ Michel Taride	)

THE BORROWERS

EXECUTED as a Deed by HERTZ AG		)
)
acting by	/s/ Jim McGill	)
and	/s/ Michel Taride	)

THE GUARANTORS

EXECUTED as a Deed by HERTZ INTERNATIONAL, LTD.		)
)
acting by	/s/ Jim McGill	)
and	/s/ Michel Taride	)

THE GUARANTORS

EXECUTED as a Deed by HERTZ AUSTRALIA PTY. LTD (ABN 31 004 407 087)		) )
)
acting by	/s/ Jim McGill	)
and	/s/ Michel Taride	)

THE GUARANTORS

EXECUTED as a Deed by HERTZ FRANCE SAS		)
)
acting by	/s/ Jim McGill	)
and	/s/ Michel Taride	)

THE GUARANTORS

EXECUTED as a Deed by HERTZ EQUIPEMENT FRANCE SAS		)
)
acting by	/s/ Jim McGill	)
and	/s/ Michel Taride	)

THE GUARANTORS

EXECUTED as a Deed by EQUIPOLE FINANCE SERVICES SAS		)
)
acting by	/s/ Jim McGill	)
and	/s/ Michel Taride	)

THE GUARANTORS

EXECUTED as a Deed by HERTZ AUTOVERMIETUNG GMBH		)
)
acting by	/s/ Jim McGill	)
and	/s/ Michel Taride	)

THE GUARANTORS

EXECUTED as a Deed by HERTZ ITALIANA S.P.A.		)
)
acting by	/s/ Jim McGill	)
and	/s/ Michel Taride	)

THE GUARANTORS

EXECUTED as a Deed by BNS AUTOMOBILE FUNDING B.V.		)
)
acting by	/s/ Jim McGill	)
and	/s/ Michel Taride	)

THE GUARANTORS

EXECUTED as a Deed by STUURGROEP HOLLAND B.V.		)
)
acting by	/s/ Jim McGill	)
and	/s/ Michel Taride	)

THE GUARANTORS

EXECUTED as a Deed by HERTZ DE ESPAÑA S.A.		)
)
acting by	/s/ Jim McGill	)
and	/s/ Michel Taride	)

THE GUARANTORS

EXECUTED as a Deed by HERTZ ALQUILER DE MAQUINARIA S.L.		)
)
acting by	/s/ Jim McGill	)
and	/s/ Michel Taride	)

THE GUARANTORS

EXECUTED as a Deed by HERTZ AG		)
)
acting by	/s/ Jim McGill	)
and	/s/ Michel Taride	)

THE GUARANTORS

EXECUTED as a Deed by HERTZ EUROPE LIMITED		)
)
acting by	/s/ Jim McGill	)
and	/s/ Michel Taride	)

THE COORDINATOR

EXECUTED as a Deed by HERTZ EUROPE LIMITED		)
)
acting by	/s/ Jim McGill	)
and	/s/ Michel Taride	)

THE MANDATED LEAD ARRANGERS

EXECUTED as a Deed by BNP PARIBAS		)
)
acting by	/s/ Charles Egly	)
and	/s/ Eric Houlinet	)

THE MANDATED LEAD ARRANGERS

EXECUTED as a Deed by THE ROYAL BANK OF SCOTLAND PLC		)
)
acting by	/s/ David Wright	)

THE CO-ARRANGER

EXECUTED as a Deed by CALYON		)
)
acting by	/s/ Christophe Champion	)
and	/s/ Richard Sinclair	)

THE JOINT BOOKRUNNERS

EXECUTED as a Deed by BNP PARIBAS		)
)
acting by	/s/ Charles Egly	)
and	/s/ Eric Houlinet	)

THE JOINT BOOKRUNNERS

EXECUTED as a Deed by THE ROYAL BANK OF SCOTLAND PLC		)
)
acting by	/s/ David Wright	)

THE JOINT BOOKRUNNERS

EXECUTED as a Deed by CALYON		)
)
acting by	/s/ Christophe Champion	)
and	/s/ Richard Sinclair	)

THE FACILITY AGENT, THE SECURITY AGENT, and THE GLOBAL COORDINATOR

EXECUTED as a Deed by BNP PARIBAS		)
)
acting by	/s/ Charles Egly	)
and	/s/ Eric Houlinet	)

THE BANKS

EXECUTED as a Deed by BNP PARIBAS		)
)
acting by	/s/ Charles Egly	)
and	/s/ Eric Houlinet	)

THE BANKS

EXECUTED as a Deed by THE ROYAL BANK OF SCOTLAND PLC		)
)
acting by	/s/ David Wright	)

THE BANKS

EXECUTED as a Deed by CALYON		)
)
acting by	/s/ Christophe Champion	)
and	/s/ Richard Sinclair	)

THE BANKS

EXECUTED as a Deed by INDOSUEZ FINANCE (UK) LIMITED		)
)
acting by	/s/ Michael Payne	)
and	/s/ Jérôme Lalourley	)